Exhibit 10.2

FACTORING AGREEMENT AND SECURITY AGREEMENT

Gentlemen:

We hereby request that you act as sole factor for the undersigned Signs For Life LLC. (the “Company”) upon the following terms.

1.

The Company hereby agrees to offer you all accounts, chattel paper, documents, instruments and general intangibles (all herein called “accounts”), arising out of sales of merchandise, services rendered, or labor performed by the Company during the term of this Agreement, and to sell to you such accounts as you may approve for purchase. You shall purchase all such accounts that may be acceptable to you. The Company hereby warrants to you that it is engaged in a commercial enterprise, and the Company and you agree that the sale of accounts pursuant to this Factoring Agreement are “account purchase transactions”, as defined in Article 5069-1.14 of the Texas Revised Civil Statutes Annotated. Further, all parties hereto agree that all such account purchase transactions made pursuant to this Agreement are and shall be deemed purchases for all purposes. The Company may from time to time submit orders to you for credit approval prior to acceptance by you; however, you shall not be obligated to purchase any accounts arising out of any such orders if such accounts are not acceptable to you when submitted for purchase. It is specifically agreed that you shall purchase only such accounts that may be acceptable to you.

2.	Except as you may otherwise agree, the terms of all accounts submitted to you for purchase shall be as follows:

NET 30 DAYS FROM INVOICE DATE

After an account has been purchased by you, the Company shall not have the right to vary the terms set forth in the invoice relating to such account without your consent. If any such variation in terms is requested by the Company, it is recognized that you will incur the same bookkeeping expense as if you had purchased a new and separate account, and you shall, therefore, be entitled to receive as a condition precedent to approving such change a sum equal to (1) any decrease in the “net amount”, as herein defined of such account, which would result from such variation in terms; plus (2) an additional factoring commission and further discount computed in the same manner as if the account had been newly purchased by you on the date the Company requested a variation in the terms of sale. The term “net amount”, whenever used in this Agreement, shall mean the gross amount payable thereunder, less all permitted discounts, deductions, and allowances available to the account debtor calculated on the basis of the shortest selling terms provided.

3. Accounts shall be submitted to you from time to time on a Schedule of Accounts listing each account separately. When a Schedule of Accounts is submitted to you, you shall determine whether to purchase each account listed thereon at all and, if so, whether the purchase shall be at you Credit Risk or at the Company’s Credit Risk. A “Credit Risk”, as the term is used herein, shall mean the risk of the account debtor’s failure to pay an account because of insolvency or other financial inability to pay. If you purchase an account, it will be assumed that such purchase shall be at your Credit Risk, unless you notify the Company otherwise as provided for in Paragraph 4 below. Accounts purchased at your Credit Risk, in the absence of any breach by the Company of any representation, warranty or covenant of this Agreement, shall be without recourse against the Company as to losses sustained due to the Credit Risk. The Company shall cooperate with and assist you and your agents in every way possible to recover funds lost by you as a result of your assuming the Credit Risk on any given account. All invoices less than $250.00 shall be at Company’s Credit risk.

4. In those instances when you are purchasing an account, but have determined that you are unwilling to assume the Credit Risk and such purchase will be made only at the Company’s Credit Risk, you may either place an “R” on our copy of the Schedule of Accounts immediately adjacent to the listing of the account or notify us in writing within (5) five days from the date of purchase by transmitting to us a letter listing all such accounts which are not acceptable for purchase by you on a non-recourse basis. In such instances we acknowledge that your purchase of such accounts will be with full recourse against the Company. “Full Recourse” against the Company, as that term is used herein, shall mean that if the account debtor fails to pay any portion of an account for any reason, included but not limited to the financial solvency of the account debtor, the Company shall be liable to you for the entire amount of any loss incurred by you and attributed to that account. The Company shall have the option to re-purchase from you any of the accounts which are not acceptable for purchase by you on a non-recourse basis, provided such re-purchase occurs within (5) five days from the date of notification by you. Such re-purchase shall be for the full amount paid by you plus any costs and expenses incurred by you. If any account purchased with recourse remains unpaid forty six (46) days after the maturity date of such account, the Company agrees to repurchase that account from you and shall pay you the gross amount of the account remaining unpaid in cash at Dallas, Texas, within three business days after receipt of request for payment from you. If the Company has sufficient funds in the Reserve Fund maintained with you, you are authorized to take such payment directly from the Reserve Fund without prior notice to the Company.

5. Each account accepted by you for purchase shall be purchased by you for a purchase price equal to the net amount of such account, less your factoring commission equal to 2.00 % of the net amount of such account, and as part of the purchase price you shall also charge a further discount computed at the rate of 3.5 % per annum over the maximum prime rate quoted in the Wall Street Journal (adjustable by you weekly) charged on the part of the purchase paid by you to that Company. Further discount will be charged at the end of each month by debiting the Reserve Account for the total of the following two fees: (1) Further Discount computed at the rate indicated in the previous sentence on the daily cash outstanding (the difference between the total our account debtors owe you and the amount in our Reserve Account) and (2) Further Discount computed for five (5) at the rate indicated in the previous sentence on the payments received from our account debtors during the month. For each additional 30 days dating the Company offers on an account (as marked in the terms column on the Schedule of Accounts), you may charge an additional 1 % dating charge for your added administrative expenses associated with that account. The factoring commission is based in part on the Company’s estimate that its monthly volume will be $500,000.00. Should the net amount of accounts submitted for factoring for any month not equal or exceed that sum, you may also charge a commitment fee, equal to the factoring commission, based upon the difference between the estimated amount and the net amount of accounts submitted for factoring that month. The factoring commissions, further discounts, dating charges and commitment fees shall constitute consideration for your services provided hereunder in connection with making credit investigations, supervising the ledgering of accounts purchased, supervising the collection of the accounts purchased, assuming the Credit Risk on accounts you purchase without recourse against the company for losses due to Credit Risk, accepting the risk of delayed payment by the account debtors and other services provided by you hereunder. Nothing contained herein shall be construed as to require the payment of interest; however should a court of competent jurisdiction rule that any part of the factor’s commissions, further discounts, dating charges or commitment fees are in fact or in law to be treated as interest on funds advanced, in no event shall the Company be obligated to pay that interest at a rate in excess of the maximum amount permitted by law, and all agreement, conditions, or stipulations contained herein, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel the Company to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law. It is the intention of the parties hereto that in the construction and interpretation of this Agreement, the foregoing sentence shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with the same.

6. You shall, at the time of purchase by of any account, remit to the Company, EIGHTY PERCENT (80%) of amount of such account, less your factor’s commission and further discount as provided for in the preceding paragraph, and shall remit to the Company the balance of the purchase price semi-monthly; provided, however that no payment of such balance need be made by to the extent that any such sum may be necessary in order to create and maintain the Reserve Account referred to in Paragraph 7 below. If we request the balance of the purchase price more than semi-monthly, you may charge our Reserve Account twenty five dollars for each additional payment.

7. You shall create an account (the “Reserve Account”) our of any payments or credits otherwise to be made by you to the Company in an amount not less than TEN PERCENT (10%) of the then aggregate unpaid gross amount of all accounts purchased by you hereunder. You agree to advise the Company, as requested, the balance in the Reserve Account being maintained by you as of a particular date. You may charge against the

Reserve Account any amount for which the Company may be obligated to you at any time, whether under the terms of the Agreement, or otherwise. The Company recognizes that any balance in the Reserve Account represents bookkeeping entries and not cash funds. It is further agreed that with respect to the balances in the Reserve Account you are authorized to withhold such payments and credits otherwise due to the Company under the terms of this Agreement, for contingent claims which you may make as, for example, chargeback’s against the Company for account debtor claims as provided for in this Agreement. In order to provide for account debtor claims and/or present or potential indebtedness of Company to you, you shall also have the right to revise, without giving prior notice to the Company, the amount or the percentage of the Reserve Account as you may deem reasonably necessary from time to time to cover such contingencies. If the balance in the Reserve Account shall, at any time, be less than the required percentage as provided for above, the shortage which may from time to time exist, shall be charged at the contract rate as provided in paragraph five as further discount.

8. The Company agrees to deliver to you the original and one copy of all purchase orders relating to the accounts purchased by you hereunder together with evidence of shipment of the related merchandise, services rendered, or labor performed, and a written assignment of such accounts, all in a form satisfactory to you, and, upon your request, the original purchase orders from its account debtor. Purchase Orders delivered to you shall plainly state on their face that the amounts payable thereunder have been assigned to and are payable to you, and billing on such Purchase Orders shall constitute an assignment to you of the accounts thereby represented, whether or not a specific written assignments executed. You shall mail, at the Company’s expense, all invoices representing accounts accepted by you for purchase. If in your sole judgment the credit risk of any account debtor purchased by you becomes impaired before delivery of the related merchandise, the Company will, upon request an at its expense, use its best efforts to stop delivery.

9. The Company hereby sells, transfers, and assigns to you all right, title and interests of the Company in and to all accounts accepted by you for purchase together with al proceeds thereof, all guarantees and security thereof and all right, title and interest of the Company in the merchandise represented by such accounts, including all of the Company’s rights to stoppage in transit, replevying, reclamation as an unpaid vendor, and all other rights available to it under the Texas Business and Commerce Code and the Uniform Commercial Code. The Company agrees to execute and deliver to you such notices and other documents and to make such entries and markings upon its books and records as you may request to better protect the sale and assignment of accounts hereunder.

10. The Company hereby warrants to you (a) that the assignments to you of each account purchased by you hereunder will vest absolute ownership of such account to you free from any liens, claims, or equities of third parties; (b) that each account shall on the date of assignment be based upon a bona fide sale and actual shipment of merchandise or for services actually rendered or labor performed, and shall be a valid and enforceable obligation of the named account debtor; and (c) that such merchandise shall be accepted and retained by the account debtor without assertion of any account debtor claim. The term “account debtor claim” shall mean any defense, dispute, offset or claim asserted by an account debtor with respect to an account or the related merchandise, or service performed, but the term “account debtor claim” shall not include the failure of an account debtor to pay due to financial inability. The Company shall immediately notify you of the assertion of any account debtor claim or of the breach of any other warranty hereunder. The Company shall at its own expense settle all account debtor claims, subject to your approval, but you shall have the right, at your discretion, to settle any account debtor claim directly with the account debtor involved upon such terms as you may deem advisable, at the Company’s expense. If you should so elect t settle an account debtor claim yourself, you are specifically vested with a power of attorney to act Company’s name, place and stead, the same as Company could do in Person, and you are authorized hereby, to execute all releases, settlement or compromise agreements, and to receive and receipt for and in Company’s name, all money or other property that you may receive in settlement, release and/or compromise of account debtor claims. In the event any account debtor claim is asserted, or other breach of warranty hereunder occurs, you may at your election charge the amount of such unpaid balance (or reassigned portion thereof) to the Reserve Account, or reassign to the Company, without recourse, such account (or any disputed portion thereof) and the Company agrees to pay such amount to you on demand.

11. If any remittances on an account purchased by you shall be received by the Company, such remittances shall be held by the Company in trust for you, separate and apart from the Company’s own properties and funds and shall be immediately delivered to you in identical form in which received. In the event any merchandise represented by an account purchased by you shall be returned or repossessed by the Company, such merchandise shall be held by the Company in trust for you, separate and apart from the Company’s own property and subject to your directions and control.

12. You and your agents shall have the right, at all times during normal business hours, to examine and make extracts from all books and records of the Company. The Company hereby grants to you and your agents its irrevocable power of attorney to receive, open and dispose of mail addressed to the Company, to notify the Post Office authorities to change the address for delivery of mail addressed to the Company to such address as you may designate and the Company agrees that such notice can be revoked or changed again only by written notice from you, to endorse the name of the Company upon checks and other instruments and documents, and in the name of and as agent for the Company to do all other acts and things necessary to carry out this Agreement.

13 This Agreement shall become effective upon your acceptance hereof, shall be deemed dated as of the date of your acceptance, and shall continue in full force and effect for one year from the effective date hereof, and from year to year thereafter, unless terminated as to future transactions by either party giving to the other not less than (30) days advance written notice by mail. In any event, the Company shall have no right to terminate this Agreement until all obligations (direct or contingent, hereunder or otherwise) owing by the Company to you shall have been paid in full, whether or not such obligation is due or is to become due in the future. You may, at your election, immediately terminate this Agreement as to the future transactions, without notice, if the Company shall fail to perform any of its obligations hereunder or shall breach any warranty contained herein, or if the Company shall become insolvent or suspend business, or if a Federal Tax Lien is filed against the Company, or if a petition under any chapter of the Bankruptcy Laws or any other insolvency or debtor statute or receivership proceedings shall be filed by or against the Company or if any guaranty of the obligations of the Company hereunder shall be terminated by the guarantor, or if you should otherwise deem yourself insecure. Termination of this Agreement shall not affect the rights and obligations of the parties accruing with respect to prior transactions. The Company agrees to reimburse you upon demand for all attorneys’ fees, court costs and other expenses incurred by you in enforcing any of your rights against the Company under this Agreement. The parties hereby agree that neither party shall request a trial by jury in the event of any litigation between them in either a state or federal court, which right is hereby waived. The parties hereto will attempt to resolve any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation not to exceed fifteen (15) days after written notice of any claim or controversy. If those attempts fail, then the dispute will be mediated under the Texas Alternate Dispute Resolution Statute within forty five (45) days of the original written notice of any claim or controversy. The parties hereto will share the cost of mediation equally. Any dispute, which the parties cannot resolve at mediation, may then be submitted to the courts for resolution. Nothing in this section will prevent either party from resorting to judicial proceedings if interim relief from a court is necessary to prevent serious and irreparable injury to either party. In the event that the Company shall have breached any provision of this Agreement or any other agreement with you or if this Agreement shall have been terminated, and the Reserve Account and any other monies, balances, or credits otherwise due by you to the Company may be retained and applied by you from time to time upon any indebtedness (direct or contingent) then or thereafter due from the Company, and the Reserve Account shall upon such breach or termination be increased to an amount equal to the then aggregate unpaid gross amount of all accounts purchased by you hereunder.

14. This Agreement also constitutes a security agreement under the provision of the Uniform Commercial Code currently in effect in Texas. As security for all indebtedness of any kind, direct or contingent, now or hereafter owing, or to become owing by the Company to you (howsoever such indebtedness shall arise or be incurred or evidenced), the Company, for value received, does hereby give, grant and pledge to you a continuing security interest in all of its accounts presently existing and hereafter arising, and in general intangibles.

15. All taxes and governmental charges imposed with respect to the sales of the related merchandise or services performed shall be charged to and paid by the Company. Company shall indemnify and hold you harmless from and against all liability for any acts or omissions of Company.

16. This Agreement and all transactions performed hereunder shall be construed according to the State of Texas. All obligations of the Company to you shall be performable in the City of Dallas, Dallas County, Texas, and the Company waives the right to be sued elsewhere or any cause of action asserted by you against the Company whether or not arising under the terms of this Agreement. If the parties hereto are parties to any other agreement, either written or oral, relating to the same subject matters as this Agreement, the terms of this Agreement shall amend or supercede the terms of any prior agreements as to transactions on and after the effective date of this Agreement, but all security agreements, financing statements, guaranties or other contracts or notices for your benefit shall continue in full force and effect to secure all obligations of the Company to you under the terms hereof unless you specifically release your rights thereunder by separate release. Should any paragraph, provision or clause of this Agreement be found or held contrary to, or unenforceable at law or in equity, such finding shall not affect the others, which shall, notwithstanding, continue in full force and effect, it being the parties express intention that the invalidity of any one or more paragraphs, provisions or clauses shall not in any way affect the others. All notices, assignments and documents to be delivered to you shall be mailed to you at the address shown above. Any notices, remittances and statements to be made or given to Company shall be mailed or delivered to Company at its address shown below, or you may, at your option, deposit to any Bank Account of the Company any remittances to be made to Company. Employees or agents of the Company may deliver invoices to be purchased to your office and they may receive notices, assignments, documents and all remittances made payable to the Company.

17. Each accounting that you render to the Company under the terms hereof shall be deemed acceptable to and binding upon the Company, unless you receive from the Company written notice of any exception thereto within thirty (30) days after the date thereof.

18. Any failure by you to exercise any of your rights hereunder shall not be deemed to be a waiver by you of such or any other right, nor in any manner the subsequent exercise of the same or any other right, and any waiver by you of any default shall not constitute a waiver of any subsequent default.

19. This Agreement shall be binding upon Company and you, and the heirs, successors and assigns of the Company and you. Your accounting records of any transactions with Company shall be admissible ads evidence in any action or proceeding, and shall be binding upon Company in establishing transactions and entries therein, and shall be accepted as prima facie proof thereof. You and Company agree that any Financing Statement and/or Guaranty and/or Certificate of Corporate Minutes authorizing or rectifying any action under this Agreement if executed and attached hereto shall be part of this Agreement for all Purposes.

If the foregoing is acceptable to you, will you please so indicate in the space provided below for this purpose, whereupon this shall constitute a binding agreement between you and the Company under the terms and conditions above set forth.

ACCEPTED AT DALLAS, TEXAS	Very truly yours.

On Feb 28th 2006	FIRSTPLUS Financial Group, Inc.

BY: /s/ Jack (J.D.) Draper

BY: /s/ Keenan Williams	ITS _________________________

ITS _______________________	_____________________________

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